                                                                    Exhibit 10.6

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    AGREEMENT

1. BioSphere Medical Inc. [and its subsidiary to be Biosphere Medical KK] [BMKK] will initially focus on the approval and the marketing of SAP-microsphere, until SAP-MS is approved, unless we have a common agreement to work also on Embosphere.

2. BioSphere Medical, Inc. will pay for Japanese regulatory approval of SAP-MS [including consultant, toxicity studies, etc.] up to [**].-

3. Shinichi Hori licenses exclusively its rights to SAP-MS, including patent JP 6056676, to BioSphere Medical, per attached agreement.

4. Biosphere Medical will continue to work actively with Shinichi Hori, Rinku Medical Center and Osaka University and leading groups in Europe and the USA to coordinate development an evaluation of embolotherapy technology, including gels.

5. Shinichi Hori joins BioSphere Medical Advisory Board as International Representative, according to the attached agreement. Through that agreement, BioSphere Medical will support animal work related to microsphere technology at Osaka University with a designated Research Grant, and will support mutually agreed travel expenses from Shinichi Hori to promote microsphere technology.





     /s/ Jean-Marie Vogel                                     /s/ Shinichi Hori

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                 LICENSE OF SAP-MS RIGHTS, INCLUDING JP 6056676

In addition to financial support and technical collaboration for Japanese approval of SAP-MS for embolization, and in addition to any consulting fees and expense reimbursement, BioSphere Medical Inc. will pay directly Shinichi Hori following for exclusive license of SAP-MS rights:

1/ Royalties of [**] on [**] sales, [**] on [**] sales

2/ Upfront prepaid payment of royalties based on [**] of [**] for [**] [based on [**] in [**], and a [**] representing [**] of [**]]

[**] of [**]:
est. 24,000

From which, [**]:
est. [**]

[**] [[**] per [**], [**] per [**]]:
[**]

[**]:
[**]

[**] Royalty:
[**] or [**].-

/s/ Jean-Marie Vogel                                     /s/ Shinichi Hori